August 26, 2003



  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by Northeast Investors Growth Fund (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 77K of Form N-SAR, as part of the Company's Form N-SAR report dated August 29, 2003. We agree with the statements concerning our Firm in such Form N-SAR.

  Very truly yours,



  PricewaterhouseCoopers LLP





  cc:  Bruce H. Monrad
       Gordon C. Barrett